                                                                    Exhibit 21.1

                              LIST OF SUBSIDIARIES


Name Under Which Subsidiary Does Business                           Jurisdiction of Incorporation
-----------------------------------------                           -----------------------------
       Globe Y. Technology, Inc.                                            California

       Focused Research, Inc.                                               California

       JCA Technology, Inc.                                                 California

       New Focus Pacific, Inc.                                                 China